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Exhibit 10.42

FIRST AMENDMENT TO

SERVICES AGREEMENT

        This FIRST AMENDMENT ("First Amendment") is executed by and between News Corporation, a Delaware corporation ("News Corporation"), and The DIRECTV Group, Inc., a Delaware corporation (the "Company") and is effective as of December 22, 2006.

        WHEREAS, News Corporation and the Company entered into that certain Services Agreement effective as of November 2005 (the "Services Agreement") under which News Corporation has agreed to make available (or cause to be made available) to the Company certain services and facilities on the terms and conditions set forth therein; and

        WHEREAS, News Corporation has entered into a transaction (the "Transaction") with Liberty Media Corporation ("Liberty") pursuant to which Liberty will acquire News Corporation's interest in the Company;

        WHEREAS, the Parties wish to amend the Services Agreement to reflect certain modifications to the terms thereof.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby agree to amend the Service Agreement as follows:

  1.
  Section Three of the Services Agreement is amended in its entirety to read as follows:

    Until the Termination Date (as defined below), News Corporation shall cause News America Incorporated ("NAI") to make available to the Company (including the Company's subsidiaries) such office facilities and related services, systems and equipment at the New York City offices of NAI as shall be agreed from time to time by News Corporation, the Company and NAI. In consideration thereof, the Company shall pay NAI (or such other affiliate of NAI designated by News Corporation) for the Company's allocable share of any and all expenses incurred by NAI related to such office facilities, services, systems and equipment, including, without limitation, rent, commercial rent occupancy taxes, escalations for real estate taxes and operating costs, maintenance and repair, cleaning, steam, condensed water, common area usage, supplies, utilities, depreciation and amortization expenses related to leasehold improvements and other depreciable and amortizable items covered by the Agreement (whether made or placed into service prior to or after the effective date of the Agreement and, so long as such leasehold improvements or other depreciable and amortizable items were not otherwise paid for by the Company or already included in the calculation of rent or other charges). The Termination Date shall be the earliest of (i) December 31, 2008, (ii) a date specified in a written notice of termination by the Company to News Corporation and NM, such written notice to be given not less than ninety (90) days prior to the date specified in such notice, (iii) a date specified in a written notice of termination by News Corporation and NAI to the Company, which date of termination may be no earlier than December 31, 2008, and such written notice to be given not less than 180 days prior to the date specified in such notice, and (iv) upon termination or non-renewal of the existing lease underlying the space provided to the Company hereunder and including any extension or renewal thereof by NAI, provided that NAI and News Corporation shall provide written notice of such termination or non-renewal to the Company within three (3) business days of providing such notice as NAI may be required to provide to the landlord.

    For the avoidance of doubt, the provisions of this Section 3 shall supersede the provisions of Section 2 and any other provisions of this Agreement.

    Attached hereto as Appendix A is a schedule outlining as of the date hereof a description of the facilities provided by NAI to the Company including the square footage, services, systems and equipment and all related expenses to be charged to the Company pursuant hereto along with any adjustment factor to any of these expenses. Appendix A shall be updated from time to time to reflect any agreement between the parties adjusting any of these parameters.

  2.
  The Services Agreement shall terminate on the date of the closing of the Transaction, except for the provisions of Sections 3 and 5 thereof.

  3.
  Except as expressly provided herein, the other terms and conditions of the Services Agreement shall remain in full force and effect.

  4.
  Capitalized terms not defined herein shall have the meaning assigned to such terms in the Services Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Services Agreement as of the date first above written.

NEWS CORPORATION
		By:	/s/ Janet Nova Name: Janet Nova Title: SR VP
THE DIRECTV GROUP, INC.
		By:	/s/ Larry D. Hunter Name: Larry D. Hunter Title: Executive Vice President and General Counsel
AGREED AND ACCEPTED:
NEWS AMERICA INCORPORATED
By:	/s/ Janet Nova Name: Janet Nova Title: SR VP

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FIRST AMENDMENT TO SERVICES AGREEMENT